EXHIBIT 11.2


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                                                                  EXHIBIT 11.2


                              AVON PRODUCTS, INC.
             COMPUTATION OF FULLY DILUTED INCOME (LOSS) PER SHARE
                     (In millions, except per share data)


                                                          Three months ended
                                                               March 31
                                                          ------------------
                                                          1994          1993
                                                          ----          ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the
    period............................................   71.92         72.03
  Common stock equivalents............................     .17           .10
                                                        ------       -------


  Weighted average shares for fully diluted income
    per share computation.............................   72.09         72.13
                                                        ======       =======


Income (loss) per share of common stock:
  Income from continuing operations before
    cumulative effect of accounting changes...........  $ 29.5       $  24.6
  Discontinued operations, net........................      --         (10.0)
  Cumulative effect of accounting changes.............   (45.2)       (107.5)
                                                        ------       -------
  Net (loss)..........................................  $(15.7)      $ (92.9)
                                                        ======       =======

Fully diluted income (loss) per share of common stock:
  Income from continuing operations before
    cumulative effect of accounting changes...........  $  .41       $   .34
  Discontinued operations.............................      --          (.14)
  Cumulative effect of accounting changes.............    (.63)        (1.49)
                                                        ------       -------
  Net (loss)..........................................  $ (.22)      $ (1.29)
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